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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CompuCom Systems, Inc.:

     We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No.
33-63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No.
333-69051, No. 333-84559, No. 333-48846, No. 333-48904, and No. 333-69043) on
Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No. 333-12609) on Form S-3 of CompuCom
Systems, Inc. of our report dated February 5, 2002, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of CompuCom Systems, Inc.


                                                 KPMG LLP

Dallas, Texas
March 14, 2002